Fourth Quarter and Full Year 2022 Results

San Jose, California • February 9, 2023

PayPal
(NASDAQ: PYPL)

Q4'22: Operating discipline drives return to margin expansion and EPS growth

- Net revenues of $7.4 billion, growing 7% and 9% on an FX-neutral basis (FXN)
- GAAP EPS of $0.81 compared to $0.68 in Q4'21; non-GAAP EPS of $1.24 compared to $1.11 in Q4'21
- Total Payment Volume (TPV) of $357.4 billion, growing 5% and 9% FXN

FY'22: Net revenues reach $27.5 billion, growing 8% and 12% excluding eBay[1]

- Net revenues of $27.5 billion, growing 8% and 10% FXN; excluding eBay, revenue grew 12% and 13% FXN
- Operating cash flow of $5.8 billion[2]; free cash flow of $5.1 billion[2]
- GAAP EPS of $2.09 compared to $3.52 in FY'21; non-GAAP EPS of $4.13 compared to $4.60 in FY'21
- TPV of $1.36 trillion, growing 9% and 13% FXN

FY'23: Cost savings and capital return program support earnings growth

- Q1'23 net revenues expected to grow ~7.5% on a spot basis and ~9% FXN
- Q1'23 GAAP EPS expected to be $0.62-$0.64; non-GAAP EPS expected to grow 23%-25% to $1.08-$1.10
- FY'23 GAAP EPS expected to be ~$3.27; non-GAAP EPS expected to grow ~18% to ~$4.87
- FY'23 share repurchases expected to represent ~75% of FCF

Q4 and FY'22 Highlights

		GAAP		Non-GAAP	
		USD $	YoY Change	USD $	YoY Change
Q4'22	Net Revenues	$7.4B	7%	$7.4B	9%[3]
Q4'22	Operating Income	$1.2B	18%	$1.7B	12%
Q4'22	EPS	$0.81	19%	$1.24	11%
FY'22	Net Revenues	$27.5B	8%	$27.5B	10%[3]
FY'22	Operating Income	$3.8B	(10%)	$5.9B	(7%)
FY'22	EPS	$2.09	(41%)	$4.13	(10%)

"2022 was a transformative year for PayPal. We invested in our platform to better serve our customers, while focusing and streamlining our business.

We will continue this work throughout 2023, and I am confident that we are well-positioned to utilize our unique assets to remain a market leader in digital payments."

Dan Schulman
President and CEO

1. All references to eBay in this press release refer to eBay Marketplaces on PayPal's payments platform. **2.** Beginning with the fourth quarter of 2022, we reclassified certain cash flows related to our collateral security arrangements for derivative instruments from cash flows from operating activities to cash flows from investing activities and cash flows from financing activities within the condensed consolidated statements of cash flows. See the section titled "Cash Flow Reclassification" for further details. **3.** On an FXN basis.

Q4 & FY 2022 Results 1

Q4'22 Key Operating and Financial Metrics

Total Payment Volume


Spot
FXN
+5% | +9%
$339.5B
$357.4B
Q4'21
Q4'22

Net Revenues


Spot
FXN
+7% | +9%
$6.92B
$7.38B
Q4'21
Q4'22

EPS


GAAP
+19%
$0.68
$0.81
Q4'21
Q4'22
Non-GAAP[1]
+11%
$1.11
$1.24
Q4'21
Q4'22

Cash Flow


Operating Cash Flow[2]
(3%)
$1.6B
$1.6B
Q4'21
Q4'22
Free Cash Flow[1,2]
—%
$1.4B
$1.4B
Q4'21
Q4'22

FY'22 Key Operating and Financial Metrics

Total Payment Volume


Spot
FXN
+9% | +13%
$1.25T
$1.36T
FY'21
FY'22

Net Revenues


Spot
FXN
+8% | +10%
$25.4B
$27.5B
FY'21
FY'22

EPS


GAAP
(41%)
$3.52
$2.09
FY'21
FY'22
Non-GAAP[1]
(10%)
$4.60
$4.13
FY'21
FY'22

Cash Flow


Operating Cash Flow[2]
—%
$5.8B
$5.8B
FY'21
FY'22
Free Cash Flow[1,2]
+4%
$4.9B
$5.1B
FY'21
FY'22

1. For a reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures, see the section titled "Non-GAAP Measures of Financial Performance" and the subsequent tables at the end of this press release.
2. Beginning with the fourth quarter of 2022, we reclassified certain cash flows related to our collateral security arrangements for derivative instruments from cash flows from operating activities to cash flows from investing activities and cash flows from financing activities within the condensed consolidated statements of cash flows. See the section titled "Cash Flow Reclassification" for further details.

Q4 & FY 2022 Results 2

Q4 & FY 2022 Results 3 Operating Highlights Q4'22: Continued volume and transaction growth • $357.4 billion in TPV, up 5% on a spot basis and 9% FXN ◦ Venmo processed $62.5 billion in TPV, growing 3%, on top of 29% growth in Q4'21 • 6.0 billion payment transactions, up 13% • 51.4 payment transactions per active account on a trailing twelve month basis, growing 13% • 2.9 million net new actives (NNAs) added, with total active accounts of 435 million, up 2% FY'22: $1.36 trillion in TPV, with >22 billion transactions up 16% • $1.36 trillion in TPV, up 9% on a spot basis and 13% FXN ◦ TPV excluding eBay grew 11% on a spot basis and 14% FXN, representing 98% of TPV ◦ Venmo processed $245.3 billion in TPV, growing 7%, on top of 44% growth in FY'21 • 22.3 billion payment transactions, up 16% • 8.6 million NNAs added, with total active accounts of 435 million, up 2% Financial Highlights Q4'22: Net revenues increased 7% and 9% FXN • Net revenues of $7.4 billion, 7% growth and 9% FXN • GAAP operating income of $1.2 billion, growing 18%; non-GAAP operating income of $1.7 billion, growing 12% • GAAP operating margin of 16.8%, expanded 167 basis points; non-GAAP operating margin of 22.9%, expanded 115 basis points • GAAP EPS of $0.81, compared to $0.68 in Q4'21; non-GAAP EPS of $1.24, compared to $1.11 in Q4'21 ◦ GAAP EPS includes a negative impact of ~$0.11 on PayPal’s strategic investment portfolio, compared to a negative impact of ~$0.18 in Q4'21 FY'22: Net revenues increased 8% to $27.5 billion with ex-eBay growth of 12% • Net revenues of $27.5 billion, 8% growth and 10% FXN ◦ Revenue excluding eBay grew 12% on a spot basis, on top of 29% growth in FY'21 • GAAP operating income of $3.8 billion, declined 10%; non-GAAP operating income of $5.9 billion, declined 7% ◦ FY'21 GAAP and non-GAAP operating income included a ~$312 million benefit from the release of credit reserves • GAAP operating margin of 13.9%, declined 286 basis points; non-GAAP operating margin of 21.3%, declined 352 basis points • GAAP EPS of $2.09, compared to $3.52 in FY'21; non-GAAP EPS of $4.13, compared to $4.60 in FY'21 ◦ GAAP EPS includes a negative impact of ~$0.20 on PayPal’s strategic investment portfolio, compared to a positive impact of ~$0.06 in FY'21 “Our 2022 results demonstrate the ongoing progress we are making to optimize our cost structure while continuing to invest in our high-conviction initiatives. We believe PayPal’s combination of scale, profitability, and stability is a strategic advantage as we navigate this dynamic environment.“ Gabrielle Rabinovitch Acting CFO and SVP, Investor Relations and Treasurer

SOUTHERN elegance
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SOUTHERN *elegance*

D'Shawn Russell started Southern Elegance Candle Co. in 2016 out of her kitchen in North Carolina to capture the essence of southern living. She turned to PayPal Working Capital after being turned down for traditional bank loans, allowing her to grow Southern Elegance into a multimillion-dollar company.


SOUTHERN elegance

"PayPal has been an integral part of growing Southern Elegance. My business, and all of my sales, have run through PayPal from the start, helping me sell across both online and in-store. PayPal Working Capital has been extremely helpful as I navigate ongoing supply chain issues by giving me the financial flexibility to buy items in bulk and make sure I can continue to meet customer demand."

D'Shawn Russell
Founder, Southern Elegance Candle Co.

Balance Sheet and Liquidity

Strong balance sheet and cash flow generation, returned $4.2 billion to stockholders in FY'22

- Cash, cash equivalents, and investments totaled $15.9 billion as of December 31, 2022
- Debt totaled $10.8 billion as of December 31, 2022
- In FY'22, generated cash flow from operations of $5.8 billion, and free cash flow of $5.1 billion
  - In Q4'22, generated cash flow from operations of $1.6 billion, and free cash flow of $1.4 billion
- In FY'22, repurchased approximately 41 million shares of common stock, returning $4.2 billion to stockholders
  - In Q4'22, repurchased approximately 12 million shares of common stock, returning $1.0 billion to stockholders

Strategic Initiatives and Business Updates

Enhancing our merchant and consumer value proposition

- Since launching Buy Now Pay Later in FY'20, PayPal has issued over 200 million loans to nearly 30 million customers
- Continue to test and onboard merchants to a simplified in-app checkout experience powered by our new native software developer kit (SDK)
- Rolled out new PayPal Rewards program to the digital wallet, giving customers an easy way to shop and earn rewards all in one place
- Pay with Venmo ramped to full availability for U.S. Amazon customers, continuing our ongoing commitment to offer more ways to spend, send, receive, and manage money with Venmo

Q4 & FY 2022 Results 4

Q4'22 Financial and Operating Highlights

	Presented in millions, except per share data and percentages	Q4 2022	Q4 2021	YoY Growth		FXN YoY Growth
	Total Payment Volume (TPV)	$357,378	$339,530	$17,848	5%	9%
GAAP	Net revenues	$7,383	$6,918	$465	7%	N/A
GAAP	Operating margin	16.8%	15.2%	**	167bps	N/A
GAAP	Effective tax rate	17.0%	(13.5%)	**	30.5pts	N/A
GAAP	Net income (loss)	$921	$801	$120	15%	N/A
GAAP	Earnings per diluted share	$0.81	$0.68	$0.13	19%	N/A
GAAP	Net cash provided by operating activities[1]	$1,591	$1,640	($49)	(3%)	N/A
Non-GAAP	Net revenues	$7,383	$6,918	$465	7%	9%
Non-GAAP	Operating margin	22.9%	21.8%	**	115bps	N/A
Non-GAAP	Effective tax rate	16.6%	9.2%	**	7.4pts	N/A
Non-GAAP	Net income	$1,417	$1,319	$98	7%	N/A
Non-GAAP	Earnings per diluted share	$1.24	$1.11	$0.13	11%	N/A
Non-GAAP	Free cash flow[1]	$1,433	$1,427	$6	—%	N/A

1. Beginning with the fourth quarter of 2022, we reclassified certain cash flows related to our collateral security arrangements for derivative instruments from cash flows from operating activities to cash flows from investing activities and cash flows from financing activities within the condensed consolidated statements of cash flows. See the section titled "Cash Flow Reclassification" for further details.

** Not meaningful

Q4 & FY 2022 Results 5

Q4 & FY 2022 Results 6 Financial Guidance Q1'23 Guidance • Net revenues expected to grow ~7.5% on a spot basis and ~9% FXN • GAAP earnings per diluted share expected to be $0.62-$0.64, compared to $0.43 in the prior year period, and non-GAAP earnings per diluted share expected to grow 23%-25% to $1.08-$1.10, compared to $0.88 in the prior year period ◦ In the first quarter of 2022, GAAP EPS included a positive impact of approximately $0.02 on PayPal’s strategic investment portfolio ◦ Estimated non-GAAP amounts for the three months ending March 31, 2023 reflect adjustments of approximately $550 million, including estimated stock-based compensation expense and related payroll taxes of approximately $400 million and an estimated restructuring charge of approximately $100 million FY'23 Guidance • GAAP earnings per diluted share expected to be ~$3.27, compared to $2.09 in FY’22, and non-GAAP earnings per diluted share expected to grow ~18% to ~$4.87, compared to $4.13 in FY’22 ◦ In 2022, GAAP EPS included a negative impact of approximately $0.20 on PayPal’s strategic investment portfolio ◦ Estimated non-GAAP amounts for the twelve months ending December 31, 2023 reflect adjustments of approximately $2.0 billion, including estimated stock-based compensation expense and related payroll taxes of approximately $1.7 billion and an estimated restructuring charge of approximately $100 million Conference Call & Webcast PayPal Holdings, Inc. will host a conference call to discuss fourth quarter and full year 2022 results at 2:00 p.m. Pacific Time today. A live webcast of the conference call, together with a slide presentation that includes supplemental financial information and reconciliations of certain non-GAAP measures to their most directly comparable GAAP measures, can be accessed through the company’s Investor Relations website at https:// investor.pypl.com. In addition, an archive of the webcast will be accessible for 90 days through the same link. Please see “Non-GAAP Financial Measures” and “Non-GAAP Measures of Financial Performance” for important additional information.

Q4 & FY 2022 Results 7 Presentation All growth rates represent year-over-year comparisons, except as otherwise noted. FXN results are calculated by translating the current period local currency results by the prior period exchange rate. FXN growth rates are calculated by comparing the current period FXN results with the prior period results, excluding the impact from hedging activities. All amounts in tables are presented in U.S. dollars, rounded to the nearest millions, except as otherwise noted. As a result, certain amounts and rates may not sum or recalculate using the rounded dollar amounts provided. This press release includes financial measures defined as “non-GAAP financial measures” by the SEC including: non-GAAP net income, non-GAAP earnings per diluted share, non- GAAP operating income, non-GAAP operating margin, non-GAAP effective tax rate and free cash flow. For an explanation of the foregoing non-GAAP measures, please see “Non- GAAP Measures of Financial Performance” included in this press release. These measures may be different from non-GAAP financial measures used by other companies. The presentation of this financial information, which is not prepared under any comprehensive set of accounting rules or principles, is not intended to be considered in isolation of, or as a substitute for, the financial information prepared and presented in accordance with generally accepted accounting principles (GAAP). For a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP measures, see “Non-GAAP Measures of Financial Performance,” “Reconciliation of GAAP Operating Income to Non- GAAP Operating Income and GAAP Operating Margin to Non-GAAP Operating Margin,” “Reconciliation of GAAP Net Income (Loss) to Non-GAAP Net Income, GAAP Diluted EPS to Non-GAAP Diluted EPS and GAAP Effective Tax Rate to Non-GAAP Effective Tax Rate,” and “Reconciliation of Operating Cash Flow to Free Cash Flow.” Non-GAAP Financial Measures

Q4 & FY 2022 Results 8 Forward-Looking Statements This press release contains forward-looking statements relating to, among other things, the future results of operations, financial condition, expectations, and plans of PayPal Holdings, Inc. and its consolidated subsidiaries that reflect PayPal’s current projections and forecasts. Forward-looking statements can be identified by words such as “may,” “will,” “would,” “should,” “could,” “expect,” “anticipate,” “believe,” “estimate,” “intend,” "continue," “strategy,” “future,” “opportunity,” “plan,” “project,” “forecast,” and other similar expressions. Forward-looking statements may include, but are not limited to, statements regarding guidance and projected financial results for the first quarter and full year 2023; the impact and timing of product launches and acquisitions; and the projected future growth of PayPal’s businesses. Forward-looking statements are based upon various estimates and assumptions, as well as information known to PayPal as of the date of this press release, and are inherently subject to numerous risks and uncertainties. Our actual results could differ materially from those estimated or implied by forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to: our ability to compete in markets that are highly competitive and subject to rapid technological change, and to develop new or enhanced products and services on a timely basis; cyberattacks and security vulnerabilities, and associated impacts; the effect of global and regional political, economic, market and trade conditions, supply chain issues and related events that affect payments or commerce activity, including inflation and rising interest rates; the impact of the impact of catastrophic events, such as the COVID-19 pandemic, that may disrupt our business, as well as our customers, suppliers, vendors and other business partners; the stability, security and performance of our payments platform; the effect of extensive government regulation and oversight related to our business, products and services in a variety of areas, including, but not limited to, laws covering payments, lending and consumer protection; the impact of complex and changing laws and regulations worldwide, including, but not limited to, laws covering privacy, data protection, and cybersecurity, which expose us to potential liabilities, increased costs, and other adverse effects on our business; the impact of payment card, bank, or other network rules or practices; changes in how consumers fund transactions; our ability to effectively detect and prevent the use of our services for fraud, abusive behaviors, illegal activities, or improper purposes; our ability to manage regulatory and litigation risks, and the outcome of legal and regulatory proceedings; our reliance on third parties in many aspects of our business; damage to our reputation or brands; fluctuations in foreign currency exchange rates; changes in tax rates and exposure to additional tax liabilities; changes to our capital allocation, management of operating cash or incurrence of indebtedness; our ability to timely upgrade and develop our technology systems, infrastructure and customer service capabilities; the impact of proposed or completed acquisitions, divestitures, strategic investments, or entries into new businesses or markets; and our ability to attract, hire, and retain highly talented employees. The forward-looking statements in this release do not include the potential impact of any acquisitions or divestitures that may be announced and/ or contemplated after the date hereof. More information about factors that could adversely affect PayPal’s results of operations, financial condition and prospects, or that could cause actual results to differ from those expressed or implied in forward-looking statements is included under the captions “Risk Factors”, “Legal Proceedings” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in PayPal’s most recent annual report on Form 10-K and its subsequent quarterly reports on Form 10-Q, copies of which may be obtained by visiting PayPal’s Investor Relations website at https://investor.pypl.com or the SEC’s website at www.sec.gov. All information in this release speaks as of February 9, 2023. For the reasons discussed above, you should not place undue reliance on the forward-looking statements in this press release. PayPal assumes no obligation to update such forward-looking statements.

Q4 & FY 2022 Results 9 Disclosure Channels PayPal Holdings, Inc. uses the following channels as means of disclosing information about the company and for complying with its disclosure obligations under Regulation FD: • Investor Relations website (https://investor.pypl.com) • PayPal Newsroom (https://newsroom.paypal-corp.com/) • PayPal Corporate website (https://about.pypl.com) • Twitter handles (@PayPal and @PayPalNews) • LinkedIn page (https://www.linkedin.com/company/paypal), • Facebook page (https://www.facebook.com/PayPalUSA/) • YouTube channel (https://www.youtube.com/paypal) • Dan Schulman’s LinkedIn profile (https://www.linkedin.com/in/dan-schulman/) • Dan Schulman’s Facebook page (https://www.facebook.com/DanSchulmanPayPal/) • Dan Schulman’s Instagram page (https://www.instagram.com/dan_schulman/) • Gabrielle Rabinovitch's LinkedIn profile (https://www.linkedin.com/in/gabriellerabinovitch/) The information that is posted through these channels may be deemed material. Accordingly, investors should monitor these channels in addition to PayPal’s press releases, filings with the SEC, public conference calls, and webcasts. Investor Relations Contact investorrelations@paypal.com Media Relations Contact mediarelations@paypal.com © 2023 PayPal Holdings, Inc. All rights reserved. Other company and product names may be trademarks of their respective owners.

Q4 & FY 2022 Results 10 PayPal Holdings, Inc. Unaudited Condensed Consolidated Balance Sheets December 31, 2022 December 31, 2021 (In millions, except par value) ASSETS Current assets:     Cash and cash equivalents $ 7,776 $ 5,197 Short-term investments 3,092 4,303 Accounts receivable, net 963 800 Loans and interest receivable, net 7,431 4,846 Funds receivable and customer accounts 36,357 36,141 Prepaid expenses and other current assets 1,898 1,287 Total current assets 57,517 52,574 Long-term investments 5,018 6,797 Property and equipment, net 1,730 1,909 Goodwill 11,209 11,454 Intangible assets, net 788 1,332 Other assets 2,455 1,737 Total assets $ 78,717 $ 75,803 LIABILITIES AND EQUITY Current liabilities: Accounts payable $ 126 $ 197 Funds payable and amounts due to customers 40,107 38,841 Accrued expenses and other current liabilities 4,055 3,755 Income taxes payable 813 236 Total current liabilities 45,101 43,029 Deferred tax liability and other long-term liabilities 2,925 2,998 Long-term debt 10,417 8,049 Total liabilities 58,443 54,076 Equity: Common stock, $0.0001 par value; 4,000 shares authorized; 1,136 and 1,168 shares outstanding as of December 31, 2022 and December 31, 2021, respectively — — Preferred stock, $0.0001 par value; 100 shares authorized, unissued — — Treasury stock at cost, 173 and 132 shares as of December 31, 2022 and 2021, respectively (16,079) (11,880) Additional paid-in-capital 18,327 17,208 Retained earnings 18,954 16,535 Accumulated other comprehensive income (loss) (928) (136) Total equity 20,274 21,727 Total liabilities and equity $ 78,717 $ 75,803

PayPal Holdings, Inc.
Unaudited Condensed Consolidated Statements of Income (Loss)

	Three Months Ended December 31,		Year Ended December 31,	
	2022	2021	2022	2021
	(In millions, except per share data)			
Net revenues	$ 7,383	$ 6,918	$ 27,518	$ 25,371
Operating expenses:				
Transaction expense	3,324	2,952	12,173	10,315
Transaction and credit losses	388	350	1,572	1,060
Customer support and operations [(1)]	541	532	2,120	2,075
Sales and marketing [(1)]	524	666	2,257	2,445
Technology and development [(1)]	822	796	3,253	3,038
General and administrative [(1)]	515	570	2,099	2,114
Restructuring and other charges	25	2	207	62
Total operating expenses	6,139	5,868	23,681	21,109
Operating income	1,244	1,050	3,837	4,262
Other income (expense), net	(134)	(344)	(471)	(163)
Income before income taxes	1,110	706	3,366	4,099
Income tax expense (benefit)	189	(95)	947	(70)
Net income (loss)	$ 921	$ 801	$ 2,419	$ 4,169
Net income (loss) per share:				
Basic	$ 0.81	$ 0.68	$ 2.10	$ 3.55
Diluted	$ 0.81	$ 0.68	$ 2.09	$ 3.52
Weighted average shares:				
Basic	1,139	1,173	1,154	1,174
Diluted	1,144	1,183	1,158	1,186
[(1)] Includes stock-based compensation as follows:				
Customer support and operations	$ 73	$ 58	$ 269	$ 263
Sales and marketing	37	41	151	175
Technology and development	132	112	512	515
General and administrative	66	120	383	468
	$ 308	$ 331	$ 1,315	$ 1,421

Q4 & FY 2022 Results 11

PayPal Holdings, Inc.
Unaudited Condensed Consolidated Statements of Cash Flows

	Three Months Ended December 31, 2022	Three Months Ended December 31, 2021	Year Ended December 31, 2022	Year Ended December 31, 2021
	(In millions)			
Cash flows from operating activities[1]:				
Net income (loss)	$ 921	$ 801	$ 2,419	$ 4,169
Adjustments to reconcile net income (loss) to net cash provided by operating activities:				
Transaction and credit losses	388	350	1,572	1,060
Depreciation and amortization	326	326	1,317	1,265
Stock-based compensation	294	318	1,261	1,376
Deferred income taxes	(273)	(307)	(811)	(482)
Net (gains) losses on strategic investments	141	290	304	(46)
Other	(362)	8	205	100
Changes in assets and liabilities:				
Accounts receivable	(74)	(67)	(163)	(222)
Accounts payable	20	19	(35)	(31)
Income taxes payable	264	55	373	73
Other assets and liabilities	(54)	(153)	(629)	(1,465)
Net cash provided by operating activities	1,591	1,640	5,813	5,797
Cash flows from investing activities[1]:				
Purchases of property and equipment	(158)	(213)	(706)	(908)
Proceeds from sales of property and equipment	—	2	5	5
Purchases and originations of loans receivable	(9,003)	(5,179)	(28,170)	(13,420)
Principal repayment of loans receivable	7,739	4,228	24,903	11,826
Purchases of investments	(3,764)	(9,211)	(20,219)	(40,116)
Maturities and sales of investments	6,641	9,308	23,411	39,698
Acquisitions, net of cash and restricted cash acquired	—	(2,294)	—	(2,763)
Funds receivable	(1,728)	230	(2,813)	193
Collateral posted related to derivative instruments, net	(16)	1	(19)	336
Other investing activities	157	—	187	—
Net cash used in investing activities	(132)	(3,128)	(3,421)	(5,149)
Cash flows from financing activities[1]:				
Proceeds from issuance of common stock	57	72	143	162
Purchases of treasury stock	(1,010)	(1,500)	(4,199)	(3,373)
Tax withholdings related to net share settlements of equity awards	(15)	(58)	(336)	(1,036)
Borrowings under financing arrangements	129	272	3,475	272
Repayments under financing arrangements	—	(361)	(1,686)	(361)
Funds payable and amounts due to customers	2,157	997	1,498	3,572
Collateral received related to derivative instruments, net	(443)	122	(6)	207
Other financing activities	—	—	1	—
Net cash provided by (used in) financing activities	875	(456)	(1,110)	(557)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	98	4	(155)	(102)
Net change in cash, cash equivalents, and restricted cash	2,432	(1,940)	1,127	(11)
Cash, cash equivalents, and restricted cash at beginning of period	16,724	19,969	18,029	18,040
Cash, cash equivalents, and restricted cash at end of period	$ 19,156	$ 18,029	$ 19,156	$ 18,029
Supplemental cash flow disclosures:				
Cash paid for interest	$ 166	$ 110	$ 280	$ 231
Cash paid for income taxes, net	$ 212	$ 38	$ 878	$ 474

[1] Beginning with the fourth quarter of 2022, we reclassified certain cash flows related to our collateral security arrangements for derivative instruments from cash flows from operating activities to cash flows from investing activities and cash flows from financing activities within the condensed consolidated statements of cash flows. See the section titled "Cash Flow Reclassification" for further details.

Q4 & FY 2022 Results 12

PayPal Holdings, Inc.
Unaudited Summary of Consolidated Net Revenues

Our revenues are classified into the following two categories:

- *Transaction revenues*: Net transaction fees charged to merchants and consumers on a transaction basis based on the Total Payment Volume ("TPV") completed on our payments platform. Growth in TPV is directly impacted by the number of payment transactions that we enable on our payments platform. We earn additional fees from merchants and consumers: on transactions where we perform currency conversion, when we enable cross-border transactions (i.e., transactions where the merchant and consumer are in different countries), to facilitate the instant transfer of funds for our customers from their PayPal or Venmo account to their bank account or debit card, to facilitate the purchase and sale of cryptocurrencies, as contractual compensation from sellers that violate our contractual terms (for example, through fraud or counterfeiting), and other miscellaneous fees.
- *Revenues from other value added services*: Net revenues derived primarily from revenue earned through partnerships, referral fees, subscription fees, gateway fees, and other services we provide to our merchants and consumers. We also earn revenues from interest and fees earned on our portfolio of loans receivable, and interest earned on certain assets underlying customer balances.

Net Revenues by Type

	Three Months Ended				
	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021
	(In millions, except percentages)				
Transaction revenues	$ 6,702	$ 6,234	$ 6,272	$ 5,998	$ 6,377
Current quarter vs prior quarter	*8 %*	*(1)%*	*5 %*	*(6)%*	*14 %*
Current quarter vs prior year quarter	*5 %*	*11 %*	*8 %*	*7 %*	*12 %*
Percentage of total	*91 %*	*91 %*	*92 %*	*93 %*	*92 %*
Revenues from other value added services	681	612	534	485	541
Current quarter vs prior quarter	*11 %*	*15 %*	*10 %*	*(10)%*	*(6)%*
Current quarter vs prior year quarter	*26 %*	*6 %*	*21 %*	*18 %*	*25 %*
Percentage of total	*9 %*	*9 %*	*8 %*	*7 %*	*8 %*
Total net revenues	$ 7,383	$ 6,846	$ 6,806	$ 6,483	$ 6,918
Current quarter vs prior quarter	*8 %*	*1 %*	*5 %*	*(6)%*	*12 %*
Current quarter vs prior year quarter	*7 %*	*11 %*	*9 %*	*7 %*	*13 %*

Net Revenues by Geography

	Three Months Ended				
	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021
	(In millions, except percentages)				
U.S. net revenues	$ 4,295	$ 3,978	$ 3,863	$ 3,671	$ 3,901
Current quarter vs prior quarter	*8 %*	*3 %*	*5 %*	*(6)%*	*12 %*
Current quarter vs prior year quarter	*10 %*	*14 %*	*18 %*	*20 %*	*27 %*
Percentage of total	*58 %*	*58 %*	*57 %*	*57 %*	*56 %*
International net revenues	3,088	2,868	2,943	2,812	3,017
Current quarter vs prior quarter	*8 %*	*(3)%*	*5 %*	*(7)%*	*11 %*
Current quarter vs prior year quarter	*2 %*	*6 %*	*(1)%*	*(5)%*	*(1)%*
(FXN) Current quarter vs prior year quarter	*6 %*	*9 %*	*1 %*	*(5)%*	*(1)%*
Percentage of total	*42 %*	*42 %*	*43 %*	*43 %*	*44 %*
Total net revenues	$ 7,383	$ 6,846	$ 6,806	$ 6,483	$ 6,918
Current quarter vs prior quarter	*8 %*	*1 %*	*5 %*	*(6)%*	*12 %*
Current quarter vs prior year quarter	*7 %*	*11 %*	*9 %*	*7 %*	*13 %*
(FXN) Current quarter vs prior year quarter	*9 %*	*12 %*	*10 %*	*8 %*	*13 %*

Q4 & FY 2022 Results 13

PayPal Holdings, Inc.
Unaudited Supplemental Operating Data

	Three Months Ended				
	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021
	(In millions, except percentages)				
Active accounts[1]	435	432	429	429	426
Current quarter vs prior quarter	1 %	1 %	— %	1 %	2 %
Current quarter vs prior year quarter	2 %	4 %	6 %	9 %	13 %
Number of payment transactions[2]	6,032	5,643	5,513	5,161	5,343
Current quarter vs prior quarter	7 %	2 %	7 %	(3)%	9 %
Current quarter vs prior year quarter	13 %	15 %	16 %	18 %	21 %
Payment transactions per active account[3]	51.4	50.1	48.7	47.0	45.4
Current quarter vs prior quarter	2 %	3 %	4 %	3 %	3 %
Current quarter vs prior year quarter	13 %	13 %	12 %	11 %	11 %
TPV[4]	$ 357,378	$ 336,973	$ 339,791	$ 322,981	$ 339,530
Current quarter vs prior quarter	6 %	(1)%	5 %	(5)%	10 %
Current quarter vs prior year quarter	5 %	9 %	9 %	13 %	23 %
(FXN) Current quarter vs prior year quarter	9 %	14 %	13 %	15 %	23 %
Transaction Expense Rate[5]	0.93 %	0.89 %	0.90 %	0.87 %	0.87 %
Transaction and Credit Loss Rate[6]	0.11 %	0.11 %	0.13 %	0.11 %	0.10 %
Transaction Margin[7]	49.7 %	51.0 %	48.7 %	50.9 %	52.3 %

Amounts in the table are rounded to the nearest million, except as otherwise noted. As a result, certain amounts may not recalculate using the rounded amounts provided.

(1) An active account is an account registered directly with PayPal or a platform access partner that has completed a transaction on our platform, not including gateway-exclusive transactions, within the past 12 months. A platform access partner is a third party whose customers are provided access to PayPal's platform or services through such third-party's login credentials, including individuals and entities that utilize Hyperwallet's payout capabilities. A user may register on our platform to access different products and may register more than one account to access a product. Accordingly, a user may have more than one active account. The number of active accounts provides management with additional perspective on the overall scale of our platform, but may not have a direct relationship to our operating results.

(2) Number of payment transactions are the total number of payments, net of payment reversals, successfully completed on our payments platform or enabled by PayPal via a partner payment solution, not including gateway-exclusive transactions.

(3) Number of payment transactions per active account reflects the total number of payment transactions within the previous 12-month period, divided by active accounts at the end of the period. The number of payment transactions per active account provides management with insight into the average number of times an account engages in payments activity on our payments platform in a given period. The number of times a consumer account or a merchant account transacts on our platform may vary significantly from the average number of payment transactions per active account.

(4) TPV is the value of payments, net of payment reversals, successfully completed on our payments platform or enabled by PayPal via a partner payment solution, not including gateway-exclusive transactions.

(5) Transaction expense rate is transaction expense divided by TPV.

(6) Transaction and credit loss rate is transaction and credit losses divided by TPV.

(7) Transaction margin is net revenues less transaction expense and transaction and credit losses, divided by net revenues.

Q4 & FY 2022 Results 14

Q4 & FY 2022 Results 15 PayPal Holdings, Inc. Non-GAAP Measures of Financial Performance To supplement the company’s condensed consolidated financial statements presented in accordance with generally accepted accounting principles, or GAAP, the company uses non-GAAP measures of certain components of financial performance. These non-GAAP measures include non-GAAP net income, non-GAAP earnings per diluted share, non-GAAP operating income, non-GAAP operating margin, non-GAAP effective tax rate, and free cash flow. These non-GAAP measures are not in accordance with, or an alternative to, measures prepared in accordance with GAAP and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the company’s results of operations as determined in accordance with GAAP. These measures should only be used to evaluate the company’s results of operations in conjunction with the corresponding GAAP measures. Reconciliation of all non-GAAP measures to the most directly comparable GAAP measures can be found in the subsequent tables included in this press release. These non-GAAP measures are provided to enhance investors’ overall understanding of the company’s current financial performance and its prospects for the future. Specifically, the company believes the non-GAAP measures provide useful information to both management and investors by excluding certain expenses, gains and losses, as the case may be, that may not be indicative of its core operating results and business outlook. In addition, because the company has historically reported certain non-GAAP results to investors, the company believes that the inclusion of non-GAAP measures provides consistency in the company’s financial reporting. For its internal budgeting process, and as discussed further below, the company’s management uses financial measures that do not include stock-based compensation expense, employer payroll taxes on stock-based compensation, amortization or impairment of acquired intangible assets, impairment of goodwill, restructuring-related charges, certain other gains, losses, benefits, or charges that are not indicative of the company’s core operating results, and the income taxes associated with the foregoing. In addition to the corresponding GAAP measures, the company’s management also uses the foregoing non-GAAP measures in reviewing the financial results of the company. The company excludes the following items from non-GAAP net income, non-GAAP earnings per diluted share, non-GAAP operating income, non-GAAP operating margin, and non-GAAP effective tax rate: Stock-based compensation expense and related employer payroll taxes. This consists of expenses for equity awards under our equity incentive plans. We exclude stock-based compensation expense from our non-GAAP measures primarily because they are non-cash expenses. The related employer payroll taxes are dependent on our stock price and the timing and size of exercises and vesting of equity awards, over which management has limited to no control, and as such management does not believe it correlates to the operation of our business. Amortization or impairment of acquired intangible assets, impairment of goodwill, and transaction expenses from the acquisition or disposal of a business. We incur amortization or impairment of acquired intangible assets and goodwill in connection with acquisitions and may incur significant gains or losses or transactional expenses from the acquisition or disposal of a business and therefore exclude these amounts from our non-GAAP measures. We exclude these items because management does not believe they are reflective of our ongoing operating results. Restructuring. These consist of expenses for employee severance and other exit and disposal costs. The company excludes significant restructuring charges primarily because management does not believe they are reflective of ongoing operating results. Gains and losses on strategic investments. We record gains and losses on our strategic investments related to our interest in companies over which we have limited control and visibility. We exclude such gains and losses in full because we lack control over the operations of the investee and the related gains and losses are not indicative of our ongoing operating results. Certain other significant gains, losses, benefits, or charges that are not indicative of the company’s core operating results. These are significant gains, losses, benefits, or charges during a period that are the result of isolated events or transactions which have not occurred frequently in the past and are not expected to occur regularly in the future. The company excludes these amounts from its non-GAAP results because management does not believe they are indicative of our current or ongoing operating results. Tax effect of non-GAAP adjustments. This adjustment is made to present stock-based compensation and the other amounts described above on an after-tax basis consistent with the presentation of non-GAAP net income. Free cash flow represents operating cash flows less purchases of property and equipment. The company uses free cash flow as a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business after the purchases of property, buildings, and equipment, which can then be used to, among other things, invest in the company’s business, make strategic acquisitions and investments, and repurchase stock. A limitation of the utility of free cash flow as a measure of financial performance is that it does not represent the total increase or decrease in the company’s cash balance for the period.   In addition to the non-GAAP measures discussed above, the company also analyzes certain measures, including net revenues and operating expenses, on an FX-neutral basis to better measure the comparability of operating results between periods. The company believes that changes in foreign currency exchange rates are not indicative of the company’s operations and evaluating growth in net revenues and operating expenses on an FX-neutral basis provides an additional meaningful and comparable assessment of these measures to both management and investors. FX- neutral results are calculated by translating the current period’s local currency results with the prior period’s exchange rate. FX-neutral growth rates are calculated by comparing the current period’s FX-neutral results by the prior period’s results, excluding the impact from hedging activities.

PayPal Holdings, Inc.
Reconciliation of GAAP Operating Income to Non-GAAP Operating Income and GAAP Operating Margin to Non-GAAP Operating Margin

	Three Months Ended December 31, 2022	Three Months Ended December 31, 2021	Year Ended December 31, 2022	Year Ended December 31, 2021
	(In millions, except percentages) (unaudited)			
GAAP net revenues	$ 7,383	$ 6,918	$ 27,518	$ 25,371
GAAP operating income	1,244	1,050	3,837	4,262
Stock-based compensation expense and related employer payroll taxes	308	339	1,355	1,539
Amortization of acquired intangible assets	116	116	471	441
Restructuring	8	—	122	27
Other[(1),(2)]	17	2	85	35
Total non-GAAP operating income adjustments	449	457	2,033	2,042
Non-GAAP operating income	$ 1,693	$ 1,507	$ 5,870	$ 6,304
GAAP operating margin	17 %	15 %	14 %	17 %
Non-GAAP operating margin	23 %	22 %	21 %	25 %

(1) The three months and year ended December 31, 2022 include $17 million and $81 million, respectively in asset impairment charges for right-of-use lease assets and related leasehold improvements in conjunction with exiting certain leased properties. Additionally, the year ended December 31, 2022 includes a $4 million charge associated with an early lease termination.
(2) The three months and year ended December 31, 2021 include charges of $2 million and $9 million, respectively, associated with early lease terminations. Additionally, the year ended December 31, 2021 includes $26 million in asset impairment charges for right-of-use lease assets and related leasehold improvements in conjunction with exiting certain leased properties.

Reconciliation of GAAP Net Income (Loss) to Non-GAAP Net Income, GAAP Diluted EPS to Non-GAAP Diluted EPS, and GAAP Effective Tax Rate to Non-GAAP Effective Tax Rate

	Three Months Ended December 31, 2022	Three Months Ended December 31, 2021	Year Ended December 31, 2022	Year Ended December 31, 2021
	(In millions, except per share data and percentages) (unaudited)			
GAAP income before income taxes	$ 1,110	$ 706	$ 3,366	$ 4,099
GAAP income tax expense (benefit)	189	(95)	947	(70)
GAAP net income (loss)	921	801	2,419	4,169
Non-GAAP adjustments to net income (loss):				
Non-GAAP operating income adjustments (see table above)	449	457	2,033	2,042
Net (gains) losses on strategic investments	141	290	304	(46)
Other[(1),(2)]	(21)	—	410	36
Tax effect of non-GAAP adjustments	(73)	(229)	(384)	(746)
Non-GAAP net income	$ 1,417	$ 1,319	$ 4,782	$ 5,455
Diluted net income (loss) per share:				
GAAP	$ 0.81	$ 0.68	$ 2.09	$ 3.52
Non-GAAP	$ 1.24	$ 1.11	$ 4.13	$ 4.60
Shares used in GAAP diluted share calculation	1,144	1,183	1,158	1,186
Shares used in non-GAAP diluted share calculation	1,144	1,183	1,158	1,186
GAAP effective tax rate	17 %	(13)%	28 %	(2)%
Tax effect of non-GAAP adjustments to net income (loss)	— %	22 %	(12)%	13 %
Non-GAAP effective tax rate	17 %	9 %	16 %	11 %

(1) The three months and year ended December 31, 2022 consist primarily of tax (benefit) expense related to the intra-group transfer of intellectual property.
(2) The year ended December 31, 2021 consists primarily of $43 million in tax expense related to intra-group transfer of intellectual property and $11 million in tax benefit related to the write-off of deferred tax liabilities on strategic investments as a result of acquiring the remaining interest in the investments during the period.

Q4 & FY 2022 Results 16

PayPal Holdings, Inc.
Reconciliation of Operating Cash Flow to Free Cash Flow[1]

	Three Months Ended				Year Ended
	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022	2022
	(In millions/unaudited)				
Net cash provided by operating activities	$ 1,591	$ 1,755	$ 1,250	$ 1,217	$ 5,813
Less: Purchases of property and equipment	(158)	(182)	(175)	(191)	(706)
Free cash flow	$ 1,433	$ 1,573	$ 1,075	$ 1,026	$ 5,107

	Three Months Ended				Year Ended
	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021	2021
	(In millions/unaudited)				
Net cash provided by operating activities	$ 1,640	$ 1,308	$ 1,277	$ 1,572	$ 5,797
Less: Purchases of property and equipment	(213)	(227)	(247)	(221)	(908)
Free cash flow	$ 1,427	$ 1,081	$ 1,030	$ 1,351	$ 4,889

	Three Months Ended				Year Ended
	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020	2020
	(In millions/unaudited)				
Net cash provided by operating activities	$ 1,575	$ 1,486	$ 1,860	$ 1,298	$ 6,219
Less: Purchases of property and equipment	(226)	(241)	(193)	(206)	(866)
Free cash flow	$ 1,349	$ 1,245	$ 1,667	$ 1,092	$ 5,353

[1] Beginning with the fourth quarter of 2022, we reclassified certain cash flows related to our collateral security arrangements for derivative instruments from cash flows from operating activities to cash flows from investing activities and cash flows from financing activities within the condensed consolidated statements of cash flows. See the section titled "Cash Flow Reclassification" for further details.

Q4 & FY 2022 Results 17

PayPal Holdings, Inc.
Cash Flow Reclassification[1],[2]

(In Millions/Unaudited)	Three Months Ended December 31, 2022 Pre	Adj.	Post	September 30, 2022 Pre	Adj.	Post	June 30, 2022 Pre	Adj.	Post	March 31, 2022 Pre	Adj.	Post	Year Ended 2022 Pre	Adj.	Post
Cash provided by (used in):															
Operating activities[3]	$ —	$ —	$ 1,591	$ 1,948	$ (193)	$ 1,755	$ 1,466	$ (216)	$ 1,250	$ 1,242	$ (25)	$ 1,217	$ —	$ —	$ 5,813
Investing activities[4]	—	—	(132)	1,381	(8)	1,373	(3,916)	6	(3,910)	(751)	(1)	(752)	—	—	(3,421)
Financing activities[5]	—	—	875	(3,172)	201	(2,971)	1,445	210	1,655	(695)	26	(669)	—	—	(1,110)
Effect of exchange rates on cash, cash equivalents, and restricted cash	—	—	98	(117)	—	(117)	(154)	—	(154)	18	—	18	—	—	(155)
Net change in cash, cash equivalents, and restricted cash	$ —	$ —	$ 2,432	$ 40	$ —	$ 40	$ (1,159)	$ —	$ (1,159)	$ (186)	$ —	$ (186)	$ —	$ —	$ 1,127

	Three Months Ended December 31, 2021 Pre	Adj.	Post	September 30, 2021 Pre	Adj.	Post	June 30, 2021 Pre	Adj.	Post	March 31, 2021 Pre	Adj.	Post	Year Ended 2021 Pre	Adj.	Post
Cash provided by (used in):															
Operating activities[3]	$ 1,763	$ (123)	$ 1,640	$ 1,513	$ (205)	$ 1,308	$ 1,306	$ (29)	$ 1,277	$ 1,758	$ (186)	$ 1,572	$ 6,340	$ (543)	$ 5,797
Investing activities[4]	(3,129)	1	(3,128)	326	129	455	(1,099)	28	(1,071)	(1,583)	178	(1,405)	(5,485)	336	(5,149)
Financing activities[5]	(578)	122	(456)	(816)	76	(740)	(197)	1	(196)	827	8	835	(764)	207	(557)
Effect of exchange rates on cash, cash equivalents, and restricted cash	4	—	4	(72)	—	(72)	8	—	8	(42)	—	(42)	(102)	—	(102)
Net change in cash, cash equivalents, and restricted cash	$ (1,940)	$ —	$ (1,940)	$ 951	$ —	$ 951	$ 18	$ —	$ 18	$ 960	$ —	$ 960	(11)	$ —	$ (11)

	Three Months Ended December 31, 2020 Pre	Adj.	Post	September 30, 2020 Pre	Adj.	Post	June 30, 2020 Pre	Adj.	Post	March 31, 2020 Pre	Adj.	Post	Year Ended 2020 Pre	Adj.	Post
Cash provided by (used in):															
Operating activities[3]	$ 1,347	$ 228	$ 1,575	$ 1,314	$ 172	$ 1,486	$ 1,772	$ 88	$ 1,860	$ 1,421	$ (123)	$ 1,298	$ 5,854	$ 365	$ 6,219
Investing activities[4]	(2,934)	(229)	(3,163)	(3,200)	(109)	(3,309)	(7,530)	21	(7,509)	(2,554)	(10)	(2,564)	(16,218)	(327)	(16,545)
Financing activities[5]	2,362	1	2,363	906	(63)	843	6,914	(109)	6,805	2,310	133	2,443	12,492	(38)	12,454
Effect of exchange rates on cash, cash equivalents, and restricted cash	143	—	143	98	—	98	106	—	106	(178)	—	(178)	169	—	169
Net change in cash, cash equivalents, and restricted cash	$ 918	$ —	$ 918	$ (882)	$ —	$ (882)	$ 1,262	$ —	$ 1,262	$ 999	$ —	$ 999	2,297	$ —	$ 2,297

(1) Beginning with the fourth quarter of 2022, we reclassified certain cash flows related to our collateral security arrangements for derivative instruments from cash flows from operating activities to cash flows from investing activities and cash flows from financing activities within the condensed consolidated statements of cash flows. The current period presentation classifies all changes in collateral posted and collateral received related to derivative instruments on our condensed consolidated statement of cash flows as cash flows from investing activities and cash flows from financing activities, respectively.

(2) "Pre" represents amounts as previously reported. "Adj." represents adjustments to conform with current period presentation. "Post" represents amounts reclassified to be consistent with the current period presentation.

(3) Financial statement line impacted in operating activities was "Other assets and liabilities."

(4) Financial statement line impacted in investing activities was "Collateral posted related to derivative instruments, net."

(5) Financial statement line impacted in financing activities was "Collateral received related to derivative instruments, net."

Q4 & FY 2022 Results 18